Snell & Wilmer ONE EAST WASHINGTON STREET SUITE 2700 PHOENIX, AZ 85004-2556 602.382.6000 P 602.382.6070 F
EXHIBIT 5.1

August 1, 2023

Cavco Industries, Inc.
3636 North Central Avenue, Suite 1200
Phoenix, Arizona 85012

Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Cavco Industries, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 550,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, pursuant to the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan (the “Plan”).
We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.
Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan against payment therefor, will be validly issued, fully paid and non-assessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

ALBUQUERQUE BOISE DALLAS DENVER LAS VEGAS LOS ANGELES LOS CABOS ORANGE COUNTY PHOENIX PORTLAND RENO SALT LAKE CITY SAN DIEGO SEATTLE TUCSON WASHINGTON, D.C.